UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2016

NAC Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4720 Salisbury Road

Jacksonville, FL 32256

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (904) 493-6496

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Exchange Agreement

On July 19, 2016, NAC Global Technologies, Inc., a Nevada corporation (the “Company”), entered into a share exchange agreement (the “Exchange Agreement”) by and among the (1) Company, (2) Swiss Heights Engineering S.A., a Switzerland company (“Swiss Heights”), and (3) the shareholders of Swiss Heights (the “Selling Shareholders”). Pursuant to the terms of the Exchange Agreement, upon the consummation of the transactions contemplated by the Exchange Agreement (the “Closing”), the Selling Shareholders will transfer to the Company all of the shares of Swiss Heights held by such Selling Shareholders in exchange for (1) the issuance of 83,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Exchange Shares”), and (2) warrants to purchase up to a total of 737,341,257 shares of the Company’s common stock, at an exercise price of $0.000001 per share (the “Warrants”).

Following the Closing, Swiss Heights will become a wholly-owned subsidiary of the Company. Immediately after the Closing, the Selling Shareholders will own approximately 70% of the issued and outstanding shares of the Company’s common stock and 93% of the Company’s common stock on a fully-diluted basis (including outstanding warrants) based on the outstanding securities and convertible securities of the Company as of the date of the Exchange Agreement and those securities and convertible securities to be extinguished pursuant to the provisions thereof. The Closing is expected to occur in the third quarter of 2016, after the fulfillment of the Closing conditions set forth in the Exchange Agreement, as described below.

The Exchange Agreement contains customary representations and warranties by each of Swiss Heights and the Company, relating to, among other things: (1) organization, (2) authority, (3) capitalization, (4) subsidiaries, (5) governing documents, (6) no conflicts, (7) government consents, (8) financial statements (and with respect to the Company, Securities and Exchange Commission filings and trading), (9) no undisclosed liabilities, (10) absence of certain changes, (11) with respect to the Company, titled to the Exchange Shares and shares issued pursuant to the Warrants, (12) compliance with laws, (13) no improper payments, (14) permits, (15) litigation, (16) tax matters, (17) real and tangible personal property, (18) intellectual property, (19) material contracts, (20) environmental matters, (21) broker fees, (22) related party transactions, (23) employee benefit plans, (24), labor and employment matters, (25) insurance, (26) top customers and suppliers and (27) with respect to the Company, investment intent. The Selling Shareholders also made certain customary representations and warranties to the Company regarding (1) organization and good standing, (2) authority, (3) title to the Swiss Heights shares, (4) no conflicts, (5) governmental consents, (6) litigation, (7) investment representations and (8) broker fees. The representations and warranties made by the parties do not survive the Closing.

The Exchange Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Exchange Agreement and the earlier of the Closing or the termination of the Exchange Agreement in accordance with its terms, including covenants regarding (1) the provision of access to their properties, books and personnel, (2) the operation of their respective businesses in the ordinary course of business, (3) confidentiality and publicity, (4) with respect to the Company, filing its reports required by the Securities and Exchange Act of 1934, as amended, (5) no solicitation of other competing transactions, (6) efforts to consummate the Closing and obtain third party and regulatory approvals, (7) further assurances, (8) indemnification and exculpation of Swiss Heights directors and officers, and (9) preservation of records.

Additionally, the Company agreed to use its reasonable best efforts to reduce its short-term debt (due within 12 months after the Closing) below $1,200,000 in the aggregate as of the Closing.

The parties also agreed to take all necessary actions so that the board of directors of the Company as of the Closing will consist of Mr. Vincent Genovese and the Selling Shareholders, Mr. Antonio Monesi and Filippo M. Puglisi, with the remaining two seats on the five member board of directors open, which open seats will be filled after the Closing by an individual to be appointed by the Selling Shareholders and an independent board member agreed by all parties. The parties also agreed to have the executive officers of the Company as of the Closing be Mr. Genovese as Chief Executive Officer, Mr. Monesi as President and Mr. Puglisi as Chief Financial Officer.

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Each party’s obligations to consummate the Closing are conditioned upon, among other things: (1) no law or order is in effect which makes the transactions contemplated by the Exchange Agreement illegal or otherwise prevents or prohibits such transactions, (2) no pending litigation seeking to enjoin or restrict the consummation of the Closing, (3) the parties will have obtained all required governmental and third party consents as agreed by the parties, (4) any waiting period applicable to the Closing under any anti-trust laws shall have expired or been terminated, and (5) the members of the Company’s board of directors shall have been elected or appointed consistent with the requirements of the Exchange Agreement, as described above.

The Company’s obligations to consummate the Closing are also conditioned on: (1) the representations and warranties of Swiss Heights and the Selling Shareholders being true and correct (subject to certain materiality qualifiers) as of the date of the Closing, (2) the compliance in all material respects by Swiss Heights and the Selling Shareholders of their covenants to be complied with on or prior to the date of the Closing, (3) since the date of the Exchange Agreement, no events shall have occurred which individually or in the aggregate has had a material and adverse effect on the business, assets, liabilities, financial condition or results of operations of Swiss Heights and its subsidiaries, or the ability of Swiss Heights to consummate the transactions or perform its obligations required by the Exchange Agreement or the other ancillary documents, subject to customary exceptions, (4) the delivery by each Selling Shareholder of a lock-up agreement similar in form and substance to the Lock-Up Agreement (as described below) and (5) the delivery of certain other customary closing certificates, documents and instruments.

Swiss Heights and the Selling Shareholders’ obligations to consummate the Closing are also conditioned on: (1) the representations and warranties of the Company being true and correct (subject to certain materiality qualifiers) as of the date of the Closing, (2) the compliance in all material respects by the Company of its covenants to be complied with on or prior to the date of the Closing, (3) since the date of the Exchange Agreement, no events shall have occurred which individually or in the aggregate has had a material and adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, or the ability of the Company Heights to consummate the transactions or perform its obligations required by the Exchange Agreement or the other ancillary documents, subject to customary exceptions, (4) the Company and its subsidiaries having short-term debt (due within 12 months after the Closing) as of the Closing that does not exceed $1,200,000, (5) the Lock-Up Agreement (as described below) shall be in full force and effect, (6) the delivery of the Warrants in a form to be agreed by the parties prior to the Closing, (7) the delivery of an amended and restated employment agreement between Vincent Genovese and the Company in a form to be agreed by the parties prior to the Closing, (8) the delivery of amended and restated promissory notes with certain creditors of the Company, which will, among other matters, eliminate the equity conversion features of their debt, (9) the delivery of a legal opinion by the Company’s counsel and (10) the delivery of certain other customary closing certificates, documents and instruments.

The Exchange Agreement can be terminated by either the Company or Swiss Heights prior to Closing: (1) by mutual written consent, (2) by either party if such party’s conditions to Closing are not satisfied within 60 days of the date of the Exchange Agreement (unless a breach by such party was a substantial cause of or substantially resulted in such failure to meet such conditions), (3) by either party if there is a governmental order or other action permanently restraining, enjoining or prohibiting the transactions contemplated by the Exchange Agreement (unless a breach by such party was a substantial cause of or substantially resulted in such governmental action), or (4) by either party for material breach of the Exchange Agreement by the other party (or with respect to Swiss Heights, the Selling Shareholders) which results in the conditions to Closing with respect to the accuracy of representations and warranties and compliance with covenants not being met and which is incapable of cure or is not cured within the earlier of 20 days after written notice of such breach or 60 days after the date of the Exchange Agreement. Upon termination of the Exchange Agreement, the parties will not have any continuing obligations under the Exchange Agreement (other than confidentiality and other customary exceptions) and will have no liability other than for willful breaches of the Exchange Agreement or fraud prior to termination.

The Exchange Agreement is governed by New York law. Any disputes under the Exchange Agreement will be brought in federal or state courts located in New York County, New York.

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Lock-Up Agreement

In connection with the Exchange Agreement, Vincent Genovese, a significant shareholder and officer and director of the Company entered into a lock-up agreement with the Company and Swiss Heights on July 19, 2016 (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, Mr. Genovese agreed that beginning from July 19, 2016 and until the earlier of the one year anniversary of the Closing under the Exchange Agreement and the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for case, securities or other property, Mr. Genovese would not (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock held by him, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares or (iii) publicly disclose the intention to do any of the foregoing. However, after the six month anniversary of the Closing, Mr. Genovese is permitted to transfer a number of shares of Company common stock in any day equal to 10% of the average daily volume of the shares of the Company’s common stock during the prior week. The Lock-Up Agreement is governed by New York law. Any disputes under the Lock-Up Agreement will be brought in federal or state courts located in New York County, New York.

The foregoing descriptions of the terms of each of the Exchange Agreement and the Lock-Up Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Report, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

2.1	Form of Share Exchange Agreement by and among NAC Global Technologies, Inc., Swiss Heights Engineering S.A., and the shareholders of Swiss Heights, dated July 19, 2016.*

10.1	Form of Lock-Up Agreement, by and among NAC Global Technologies, Inc., Swiss Heights Engineering S.A., and Vincent Genovese, dated as of July 19, 2016.

* Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2016	NAC Global Technologies, INC.

	By:	/s/ Vincent Genovese
Name: Vincent Genovese Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.1	Form of Share Exchange Agreement by and among NAC Global Technologies, Inc., Swiss Heights Engineering S.A., and the shareholders of Swiss Heights, dated as of July 19, 2016.*

10.1	Form of Lock-Up Agreement, by and among NAC Global Technologies, Inc., Swiss Heights Engineering S.A., and Vincent Genovese, dated as of July 19, 2016.

* Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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